EXHIBIT 10.10  E-Marketing Agreement with Current Media Group, LLC


                              E-MARKETING AGREEMENT
                              ---------------------

         This E-Marketing Agreement (the "Agreement") is made and entered into effective as of the 27th day of June, 2002, by and between HUMITECH INTERNATIONAL GROUP, INC., a Nevada corporation, whose principal office is located at 15851 Dallas Parkway, Suite 410, Addison, Texas 75001(hereinafter referred to as the "Company"), and Current Media Group LLC., a Utah Limited Liability Company, whose principal office is at 1887 Gold Dust Lane, Park City, Utah 84060 (hereinafter referred to as "Contractor").

                                R E C I T A L S:
                                ----------------

         A. The Company currently markets and distributes certain Products, under the name FoodSoFresh (as hereinafter defined) made under and covered by various United States and foreign patents and marketed under various United States and foreign registered and common law trademarks.

         B. Whereas the Master E-Marketing Agreement provides that Manufacture will provide the Contractor with all of the Products, Contractor will need to satisfy the Company's obligations to sub-Contractor and such other obligations as the Company may have to other sub-Contractors of the Company.

         C. The Company desires to appoint the Contractor, and the Contractor desires to act for the Company, as its exclusive Contractor of Products in the Territory (as hereinafter defined).

                                    AGREEMENT
                                    ---------

         In consideration of the premises and mutual covenants, warranties and representations herein contained, the Company and the Contractor hereby agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS
                                   -----------

         SECTION 1.1. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:


                  SECTION 1.1.1. "PRODUCTS" shall mean those products with the FoodSoFresh name and marketed and distributed by the Company which are listed in EXHIBIT A attached hereto.

                  SECTION 1.1.2. "TERRITORY" shall mean anywhere in the world for sales over the Internet.


                                   ARTICLE 2.

                                 CONTRACTORSHIP
                                 --------------

         SECTION 2.1. APPOINTMENT AND GRANT. Upon and subject to the terms and conditions set forth in this Agreement, the Company appoints the Contractor, and the Contractor agrees to act, as the Company's exclusive Contractor of the Products in the Territory. The Company shall sell the Products to the Contractor, and the Contractor shall purchase the Products from the Company for resale, leasing, marketing or other distributions solely within the Territory except as otherwise set forth herein.

         SECTION 2.2. CONTRACTOR FEE, INITIAL MATERIALS AND SPECIAL ARRANGEMENTS Upon the execution hereof, Contractor shall pay to the Company the fee of $500,000 as consideration for the Contractor's right to market the Products. The fee is to be paid with $20,000 down and then quarterly payments of $120,000 each. Further, Contractor shall be entitled to the following items, privileges and fees:

                  SECTION 2.2.1 The Company shall deliver to the party that has purchased Products from the Contractor the number of home panels (model number HT-100) that such party has purchased, and the Contractor shall set up and maintain a web site on the World Wide Web.

                  SECTION 2.2.2. Contractor's rights to sell home panels (model number HT-100) shall be exclusive only on Internet sales, but the Company shall provide Contractor with whatever supply of home panels as are ordered by Contractor.

                  SECTION 2.3. METHOD AND TERMS OF ORDERING. All orders from the Contractor for the Products shall be addressed to the Company and shall be subject to acceptance by the Company. All purchase orders so concluded shall be subject to the standard conditions of sale of the Company except that in the event of any conflict between such standard conditions of sale and the provisions of this Agreement, the provisions of this Agreement shall prevail.

                  SECTION 2.3.1. The Company agrees that it shall endeavor to fill accepted orders as promptly as practicable, subject, however, to delays caused by transportation conditions, labor or material shortages, strikes, fires or any other cause beyond Company's control.

                  SECTION 2.3.2. Contractor expressly releases Company from liabilities for any loss or damage arising from the failure of Company to timely fill any orders of Contractor due to the failure of Manufacture to timely deliver Products to the Company; provided however the Company shall use its best efforts to see that an adequate supply of Products are received from Manufacture as will allow Company to meet its obligation to Contractor hereunder.

         SECTION 2.4. PRICING. Contractor shall be entitled to purchase the Products from the Company at a price equal to the suggested wholesale price of the Products from time to time published by the Company. Upon not less than thirty (30) days written notice to the Contractor, the Company shall be entitled to vary its published suggested wholesale prices and/or the discount(s) set forth in EXHIBIT C. All such prices are F.O.B. shipping point. Notwithstanding the foregoing the Company may only increase the price of Products if Manufacture increases the price the Company has to pay to Manufacture for the Products and in no event shall any price of any Products be increased by more than five percent (5%) in any Twelve month period.

         SECTION 2.5. PAYMENT. The Contractor agrees to pay all valid invoices rendered by the Company.

         SECTION 2.6. SHIPMENT. The Company shall supply the Products ordered by Contractor packaged and crated for shipment. The Company will arrange for shipment of the Products to the Contractor's purchasers, all costs associated therewith shall be for Company's account and paid by the Company.

         SECTION 2.7. RETURNS. All orders by the Contractor accepted by the Company and Products shipped with respect thereof shall be deemed final and none of such Products may be returned to the Company by the Contractor unless the Contractor shall have detailed to the Company the cause for desire to return such Products. The Company agrees to accept returns of all Products not conforming to the express written warranties from time to time in effect with respect to such Products.


                                   ARTICLE 3.

                                    MARKETING
                                    ---------

         SECTION 3.1. CONTRACTOR'S SELLING AND OTHER OBLIGATIONS. The Contractor shall at its own cost and expense:

                  SECTION 3.1.1. Use commercially reasonable endeavors to sell as a principal the Products in the Territory to the maximum extent;

                  SECTION 3.1.2. Use commercially reasonable endeavors to create and maintain a market for the Products in the Territory and enhance the reputation of the Products and the Company in the Territory;

                  SECTION 3.1.3. Use commercially reasonable endeavors to assure that all orders and inquiries for the Products are dealt with in a timely manner and make all commercially reasonable efforts to obtain orders for Products from such inquiries;

                  SECTION 3.1.4. Identify the Company as the source of the Products in all advertising, promotional materials, installation or service literature, labels, packaging or other written materials with respect to the;

                  SECTION 3.1.5. Keep the Company regularly informed of the progress and development of the markets for its Products in the Territory and of all matters helpful to the Company in designing and producing Products suitable for the Territory and in estimating and planning for future needs of and sales of the Products in the Territory;

                  SECTION 3.1.6. Immediately bring to the attention of the Company particulars of any improper or wrongful or suspected improper or wrongful use by another of the patents, trademarks, trade names, copyrights, emblems, logos, or commercial rights of the Company in the Products which come to its notice, and join in such action as the Company shall reasonably consider necessary to defend such rights including (at the Company's expense) the institution of legal proceedings;

                  SECTION 3.1.7. Immediately notify the Company of any inquiry or order (and full details thereof) received for a sale of the Products outside the Territory; and

                  SECTION 3.1.8. Otherwise carry out its obligations hereunder diligently and at all times act towards the Company and its interests with the utmost good faith and honesty.

         SECTION 3.2. RESTRICTIONS ON CONTRACTOR. Without the express written consent of the Company, which consent may be withheld without cause, the Contractor shall not:

                  SECTION 3.2.1. Except as otherwise provided for herein, seek orders for any of the Products outside the Territory or sell to any person who the Contractor knows or has cause to believe proposes to re-sell any of the Products outside the Territory;

                  SECTION 3.2.2. Apply for, seek, obtain, or in any way assist another to apply for, seek, or obtain any registration or certificate of use for any trademark, trade name, design, emblem, logo or copyright which is the same as, similar to, or derived from any trademark, trade name, design, emblem, logo or copyright used or owned by Company;

                  SECTION 3.2.3. Either during the term of this Agreement or thereafter disclose to any person (other than to such of its employees as necessary for it to fulfill its duties hereunder) any trade secret or other information of a confidential nature concerning the Company or its business activities (including, without prejudice to the generality of the foregoing, customers, suppliers, know-how, costing methods, price lists, future or planned products) which may come to Contractor's knowledge owing to its being a Contractor hereunder; or

                  SECTION 3.2.4. Alter, remove or in any way tamper with any of the Company's trademarks, trade names or patent numbers on the Products, except that the Contractor shall have the right to attach to the Products a plate or label bearing the name and address of the Contractor indicating that it is the supplier, as principal, of the Products and is an authorized Contractor in the Territory for the Company.

         SECTION 3.3. PROMOTIONAL ASSISTANCE. In order to assist the Contractor in performing its obligations to market the Products in the Territory, the Company shall provide to the Contractor promotional literature concerning the Products. The Contractor shall have the right to participate in any cooperative advertising or promotional plan established by the Company for its authorized Contractors.


                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         SECTION 4.1. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants that:

                  SECTION 4.1.1. The Company is a corporation organized, existing and in good standing under the laws of the State of Nevada of the United States of America, and has full corporate power and authority to enter into and perform pursuant to this Agreement.

                  SECTION 4.1.2. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all requisite corporate actions and no further corporate approval is required in order to constitute this Agreement as a binding and enforceable obligation of the Company. The execution and delivery of this Agreement and performance by the Company of its obligations hereunder do not and will not violate any provisions of the Articles of Incorporation or Bylaws of the Company.

                  SECTION 4.1.3. The Master E-Marketing Agreement is in full force and effect and no event of default or fact or circumstances which would with the passage of time would give rise to have been a default exists with respect thereto.

                  SECTION 4.1.4. The Company at all times will comply with the terms and conditions of the Master E-Marketing Agreement such that in no event shall the Master E-Marketing Agreement ever be terminated as a result of the Company's default thereunder.

                  SECTION 4.1.5. The Company shall obtain from Manufacture the written assurance that the Master E-Marketing Agreement shall be perpetual in nature and shall not be terminable except as the result of a default thereunder on the part of either Manufacture or the Company.

                  SECTION 4.1.6. The Company shall obtain the written assurance of Manufacture that should the Master E-Marketing Agreement terminate for any reason that Manufacture will continue to sell the product to the Contractor hereunder so long as the Contractor is not in default pursuant to the terms and conditions hereof. Under no circumstances shall Manufacture sell the Products to any person or entity other than the Company in the Territory so long as the Contractor continues to fulfill its obligations hereunder.

                  SECTION 4.1.7. The Company shall obtain the written commitment of Manufacture to use its best efforts to preserve the right of Manufacture to mine the substance, Sorbite, which is the primary ingredient of the Product.

         SECTION 4.2. REPRESENTATIONS OF CONTRACTOR. The Contractor hereby represents and warrants that:

                  SECTION 4.2.1. The Contractor is a limited liability company organized, existing and in good standing under the laws of the state of Utah first hereinabove set forth and has full company power and authority to enter into and perform pursuant to this Agreement.

                  SECTION 4.2.2. The execution and delivery of this Agreement and the performance by the Contractor of its obligations hereunder have been duly authorized by all requisite company action and no further company approval is required in order to constitute this Agreement as a binding and enforceable obligation of the Contractor. The execution and delivery of this Agreement and the performance by the Contractor of its obligations hereunder do not and will not violate any provisions of the Contractor's organizational documentation.

                  SECTION 4.2.3. The Contractor requires no governmental or other consent to enter into and perform its obligations pursuant to this Agreement, and no legal provision, statutory or otherwise, operating in the Territory is contravened by this Agreement or would be contravened in circumstances contemplated by this Agreement.


                                   ARTICLE 5.

                              TERM AND TERMINATION
                              --------------------

         SECTION 5.1. TERM. The initial term of this Agreement shall commence on the date hereof, and shall extend for an initial term of five (5) years after which the Agreement shall automatically renew for consecutive five (5) year terms unless otherwise terminated as provided for elsewhere herein.

         SECTION 5.2. TERMINATION BY COMPANY FOR CAUSE. Without prejudice to any rights or remedies which the Company may have against the Contractor, the Company shall be entitled, by notice in writing to the Contractor, to immediately terminate this Agreement if:

                  SECTION 5.2.1. The Contractor has a receiver or manager appointed of its undertaking or assets or goes into liquidation or enters into any composition or arrangement with its creditors;

                  SECTION 5.2.2. The Contractor ceases or threatens to cease to carry on substantially its business;

                  SECTION 5.2.3. The Contractor fails to comply with any of the provisions hereof and does not remedy the same within ten (10) days of being notified of such breach by the Company.

                  SECTION 5.2.4. The Contractor fails to maintain an aggressive E-Marketing campaign.

                  SECTION 5.2.4. The Contractor fails to make quarterly payments on time, all previous payments will be forfeited.

         SECTION 5.3. OBLIGATIONS BY CONTRACTOR. Without prejudice to any rights or remedies which the Contractor may have as against the Company, the Contractor shall be entitled, by notice in writing to the Company to immediately terminate this Agreement if

                  SECTION 5.3.1. The Company is unable for any reason to deliver to the Contractor all product ordered by Contractor.

                  SECTION 5.3.2. The Company fails to honor the exclusivity of Contractor's rights to sell the product within the Territory.

                  SECTION 5.3.3. The Company fails to comply with any of the provisions hereof and the Company does not remedy the same within ten
         (10) days of being notified of such breach by the Contractor.

         SECTION 5.4. OBLIGATIONS OF THE PARTIES UPON TERMINATION. Upon termination of this Agreement for cause by the Company, the Contractor's rights hereunder shall become non-exclusive but such termination shall not effect the right or ability of Contractor to continue to service the customers which may have purchased/leased Products from Contractor. Further, at the Company's discretion, the Company may continue to afford the Contractor the right to purchase Product pursuant to the terms and conditions set forth herein, save and except the exclusivity right with respect to the Product within the Territory which (as stated hereinabove) shall terminate.


                                   ARTICLE 6.

                            MISCELLANEOUS PROVISIONS
                            ------------------------

         SECTION 6.1. ASSIGNMENT. This Agreement may not be assigned by either party without the prior written consent of the other, which consent shall not be unreasonably withheld.

         SECTION 6.2. RELATIONSHIP OF THE PARTIES. Nothing contained in this Agreement shall be deemed or construed to constitute or create between the parties hereto a partnership, association, joint venture or agency.

         SECTION 6.3. GOVERNING LAW. This Agreement shall be interpreted and construed in accordance with the laws of the State of Texas of the United States of America. This Agreement shall be deemed executed and performable in Dallas, Dallas County, Texas, United States of America. Any suit or action to enforce or construe the terms of this Agreement shall be brought in a state or federal court of competent jurisdiction in Dallas County, Texas, U.S.A.

         SECTION 6.4. CONFLICT RESOLUTION. Any controversy, claim or dispute arising out of or relating to this Agreement or the relationship, either during the existence of the relationship or afterwards, between the parties hereto, their assignees, their affiliates, their attorneys, or agents, shall be settled in arbitration or mediation, under the procedures of the United States Arbitration & Mediation. The prevailing party shall be entitled to recover reasonable attorney's fees and other involved expenses. The Company and Contractor will share equally the costs of the mediation. The mediation shall be administered by a mutually agreed upon Dallas based mediator.

         SECTION 6.5. SEVERABILITY. Should any term or provision of this Agreement for any reason be held to be or declared illegal, invalid, void or unenforceable either in its entirety or in a particular application, the remainder of this Agreement shall nonetheless remain in full force and effect.

         SECTION 6.6. NOTICE. Any notice permitted or required under this Agreement may be given by certified or registered mail, postage prepaid, addressed as set forth on the signature page hereto. Any notice so mailed shall be deemed to have been given or served the fourth day after it is deposited in the post, appropriately addressed and stamped as set forth herein. Notices may also be sent by cable, telex or electronic facsimile transmission and, in such event, shall be deemed received twenty-four (24) hours after dispatched. Any party may change its address for delivery of notices hereunder at any time by notice in writing to the other party as provided herein.

         SECTION 6.7. NON-WAIVER. The failure by any party to complain of any act or omission on the part of the other, no matter how long the same may continue, shall not be deemed to be a waiver by such party of any of its rights under this Agreement. The waiver by any party at any time, expressed or implied, of any breach, attempted breach, or default of any provision of this Agreement shall not be deemed a consent to or waiver of any subsequent breach, attempted breach or default of the same or any other type. If any action by the Contractor shall require the consent or approval of the Company, such consent or approval of the Company to such action on any one occasion shall not be deemed a consent or approval of any other action on the same or any subsequent occasion.

         SECTION 6.8. NUMBER AND GENDER. All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine or feminine or neuter, as the context or sense of this Agreement or any paragraph or clause herein may require, the same as if such words had been fully and properly written in the appropriate number and gender.

         SECTION 6.9. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Company and the Contractor and there are no covenants, undertakings, or understandings, oral or written, except as herein set forth. Except as expressly provided herein, the terms and provisions of this Agreement shall not be altered or modified, enlarged or diminished, except by a writing signed by the Company and the Contractor.

         SECTION 6.10. HEADINGS. The headings of all paragraphs in this Agreement are inserted for convenience of reference only and shall not affect the construction thereof.

         SECTION 6.11. SUCCESSORS AND ASSIGNS. This Agreement and the provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns as permitted herein.

         SECTION 6.12. FACSIMILE SIGNATURES PAGE. The parties expressly agree that the facsimile copies of this Agreement are deemed originals for the purpose of effecting this Agreement.


BALANCE OF THIS PAGE IS LEFT INTENTIONALLY BLANK

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first hereinabove set forth.

COMPANY:                                    HUMITECH INTERNATIONAL GROUP, INC.,
-------                                     a Nevada corporation


                                            By: /S/ MICHAEL R. DAVIS
                                                ----------------------------
                                            Name: Michael R. Davis
                                            Title:   Chief Financial Officer

                                            Notice Address:
                                            ---------------

                                            15851 Dallas Parkway, Suite 410
                                            Addison, Texas  75001
                                            Fax Number: 972.490.9220
                                            Telephone:  972.490.9393



CONTRACTOR:                                 CURRENT MEDIA GROUP LLC
----------

                                            By: /S/ DAVE KNIGHT
                                                ----------------------------

                                            Name:  Dave Knight

                                            Title:   Managing Director


                                            Notice Address:
                                            ---------------

                                            PO Box 681551
                                            Park City, Utah  84068
                                            Fax Number:  435.615.9748
                                            Telephone Number: 435.615.9718

                                    EXHIBIT A

                                       To

                            Contractorship Agreement

                                      With




                                    PRODUCTS
                                    --------

The PRODUCTS covered in this Exclusive E-Marketing Agreement shall include the following:

1. Humitech home/residential panel (with packaging box) model# HT.100 (exclusive to internet sales only).

                                    EXHIBIT B

                                       To

                            Contractorship Agreement

                                      With




                                    TERRITORY
                                    ---------

This EXCLUSIVE Territory shall be known as the "_________________ Territory" and shall include the following State of ______________ counties in total geographic area except as herein provided:

                                   ADDENDUM A

                                       To

                              Contractor Agreement

                                      With

                                  Current Media
                                  -------------


                 PRICING/DISCOUNT STRUCTURE FOR ANNUAL PURCHASE
                 ----------------------------------------------
                         COMMITMENTS AND PAYMENT TERMS
                         -----------------------------

----------------------------------------------------------------------------------------------------
DISTRIBUTOR SHALL BE ENTITLED TO PURCHASE THE HUMITECH PRODUCTS AT THE FOLLOWING
PRICING RATE:
---------- -------------------------------------------------------------------- --------------------
           Humitech home/residential panel model# HT.100 per order:
                    Up to 15,000                                                       $18.00/each
                    15,001-30,000                                                      $17.00/each
                    30,001-45,000                                                      $16.00/each
                    45,001-60,000                                                      $15.00/each
                    60,001-75,000                                                      $14.00/each
                    75,001-90,000                                                      $13.00/each
                    100,000+                                                           $12.00/each
---------- -------------------------------------------------------------------- --------------------

           All orders must be placed by Contractor with Company by box
           (100-HT.100) quantity and in order to qualify for volume prices all orders must be submitted in annual order.
----------------------------------------------------------------------------------------------------

TERMS:  ALL PAYMENTS MUST BE MADE AT TIME OF ORDER.
----------------------------------------------------------------------------------------------------


By: /S/ MICHAEL R. DAVIS                             By: /S/ DAVE KNIGHT
    --------------------------                           --------------------
Name: Michael R. Davis                               Name: Dave Knight
Title: Chief Financial Officer                       Title: Managing Director